EXHIBIT 99.1

BJ's Restaurants, Inc. Reports Financial Results for the Fourth Quarter and Fiscal Year of 2009

HUNTINGTON BEACH, Calif., Feb. 11, 2010 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today reported financial results for the fourth quarter and fiscal year 2009 that ended on Tuesday, December 29, 2009.

Total revenues for the fourth quarter of fiscal 2009 increased approximately 13.5% to $112.6 million compared to $99.3 million for the same quarter last year. Comparable restaurant sales decreased by 0.2% during the fourth quarter of fiscal 2009 compared to a decrease of 0.7% during the same quarter last year. Net income and diluted net income per share for the fourth quarter of fiscal 2009 were $1.7 million and $0.06, respectively. As previously announced in our press release on January 7, 2010, the fourth quarter results include a $1.7 million pre-tax charge related to the settlement and disposition of the Company's entire auction rate securities ("ARS") investment portfolio and $0.5 million of legal costs associated with negotiating and documenting the settlement of the Company's related claim against the broker-dealer for its ARS portfolio. On a non-GAAP basis, excluding the aforementioned $2.2 million of pre-tax charges and their related tax effect, the Company's non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter were $3.3 million and $0.12, respectively. A reconciliation between GAAP and these non-GAAP financial measures is included in the accompanying financial data.

Total revenues for fiscal 2009 increased approximately 14.1% to $426.7 million compared to $374.1 million for fiscal 2008. Comparable restaurant sales decreased by 0.8% during fiscal 2009 compared to a decrease of 0.3% during fiscal 2008. Net income and diluted net income per share for fiscal 2009 were $13.0 million and $0.48, respectively. On a non-GAAP basis, excluding the $2.2 million of pre-tax charges and their related tax effect, the Company's non-GAAP net income and non-GAAP net income per diluted share were $14.7 million and $0.53, respectively. A reconciliation between GAAP and these non-GAAP financial measures is included in the accompanying financial data.

"Given the difficult national economy and its continuing pressure on consumer spending for restaurant occasions, our leadership team was pleased with BJ's overall financial performance for the fourth quarter and full year of 2009," commented Jerry Deitchle, Chairman and CEO. "Not only did we achieve double-digit revenue growth for the fourth quarter and full year, our comparable restaurant sales results continued to outperform most of our casual dining peers.  Our relatively strong comparable sales performance is a solid testimonial to the popularity, quality, relevance, approachability and value of the BJ's restaurant concept and our steadily improving ability to correctly and consistently execute within the four walls of our restaurants.

"While we do not expect consumer spending for restaurant occasions to significantly recover during 2010, we remain confident in BJ's ability to gain market share in the estimated $80 billion casual dining segment," said Deitchle. "Our 2010 new restaurant development pipeline is in excellent shape as of today, and we are already working on potential locations for 2011 openings. Additionally, we will continue to make prudent investments in the 'core' of the BJ's concept to further strengthen its competitive advantages of quality, differentiation and value for the casual dining consumer."

The Company opened five new restaurants during the fourth quarter of 2009 (Culver City, CA; Concord, CA; Carlsbad, CA; San Rafael, CA; and Hurst, TX). As previously announced, the Company currently expects to open as many as 10 to 11 new restaurants during 2010. Two new restaurant openings are currently planned for the latter half of the first quarter of 2010 (Ft. Worth, TX and Escondido, CA). As of this date, for the remainder of 2010, the Company expects to open as many as two new restaurants in the second quarter, four new restaurants in the third quarter and as many as two to three new restaurants during the fourth quarter. The actual number and timing of new restaurant openings during 2010 is subject to a number of factors outside of the Company's control, including weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

Investor Conference Call and Webcast

BJ's Restaurants, Inc. will conduct a conference call on its fourth quarter and fiscal year 2009 earnings release today, February 11, 2010, at 2:00 p.m. (Pacific Time). The Company will provide an Internet simulcast, as well as a replay of the conference call. To listen to the conference call, please visit the "Investors" page of the Company's website located at http://www.bjsrestaurants.com several minutes prior to the start of the call to register and download any necessary audio software. An archive of the presentation will be available for 30 days following the call.

BJ's Restaurants, Inc. currently owns and operates 92 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (49), Texas (16), Arizona (5), Colorado (3), Oregon (2), Nevada (3), Florida (5), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, future guest traffic, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 49 of our current 92 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and servicemark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

Further information concerning the Company's results of operations for fourth quarter 2009 will be provided in the Company's Form 10-K filing, to be filed with the Securities and Exchange Commission by March 15, 2010.

BJ's Restaurants, Inc. Unaudited Consolidated Statements of Income (Dollars in thousands except for per share data)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	December 29, 2009		December 30, 2008		December 29, 2009		December 30, 2008

Revenues	$112,635	100.0%	$99,276	100.0%	$426,707	100.0%	$374,076	100.0%
Costs and expenses:
Cost of sales	28,132	25.0	25,191	25.4	106,484	25.0	94,412	25.2
Labor and benefits	39,356	34.9	34,707	35.0	149,075	34.9	131,328	35.1
Occupancy and operating	24,598	21.8	21,473	21.6	92,204	21.6	80,212	21.4
General and administrative	7,694	6.8	7,187	7.2	29,484	6.9	27,264	7.3
Depreciation and amortization	6,414	5.7	5,440	5.5	24,119	5.7	19,184	5.1
Restaurant opening	2,174	1.9	1,369	1.4	5,327	1.2	7,384	2.0
Loss on disposal of assets	312	0.3	504	0.5	312	0.1	855	0.2
Natural disaster and related	–	–	–	–	–	–	446	0.1
Legal settlements and terminations	–	–	2,086	2.1	–	–	2,086	0.6
Total costs and expenses	108,680	96.4	97,957	98.7	407,005	95.4	363,171	97.0
Income from operations	3,955	3.6	1,319	1.3	19,702	4.6	10,905	3.0

Other income (expense):
Interest income, net	17	–	454	0.5	214	0.1	1,764	0.5
Loss on investment settlement	(1,709)	(1.5)	–	–	(1,709)	(0.4)	–	–
Other income, net	133	0.1	96	0.1	379	0.1	376	0.1
Total other (expense) income	(1,559)	(1.4)	550	0.6	(1,116)	(0.2)	2,140	0.6
Income before income taxes	2,396	2.2	1,869	1.9	18,586	4.4	13,045	3.6

Income tax expense (benefit)	675	0.6	(386)	(0.4)	5,548	1.3	2,737	0.7

Net income	$1,721	1.6%	$2,255	2.3%	$13,038	3.1%	$10,308	2.9%

Net income per share:
Basic	$0.06		$0.08		$0.49		$0.39

Diluted	$0.06		$0.08		$0.48		$0.39

Weighted average number of shares outstanding:
Basic	26,774		26,718		26,750		26,484

Diluted	27,298		26,816		27,147		26,749

Selected Consolidated Balance Sheet Information (Dollars in thousands)

Balance Sheet Data (end of period):	December 29, 2009 (unaudited)	December 30, 2008 (audited)

Cash, cash equivalents and short-term investments	$44,906	$8,852

Investments (1)	$ –	$30,617

Total assets	$381,122	$335,209

Total long-term debt, including current portion	$5,000	$9,500

Shareholders' equity	$252,979	$232,277
(1) Investments are comprised of auction rate securities classified as available for sale and recorded at their fair value as of December 30, 2008.

Supplemental Information
(Dollars in thousands)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	December 29, 2009		December 30, 2008		December 29, 2009		December 30, 2008
Stock-based compensation (2)
Labor and benefits (3)	$231	0.2%	$243	0.2%	$602	0.1%	849	0.2%
General and administrative	588	0.5	634	0.6	2,312	0.5	2,495	0.7
Total stock based compensation	$819	0.7%	$877	0.8%	$2,914	0.6%	$3,344	0.9%

Unaudited Operating Data
Comparable restaurant sales % change	-0.2%		-0.7%		-0.8%		-0.3%
Restaurants opened during period	5		3		10		15
Restaurants open at period-end	92		82		92		82
Restaurant operating weeks	1,176		1,052		4,455		3,857

(2) Percentages represent percent of total revenues.
(3) In September 2009, the Company reassessed its forfeiture rate for equity compensation resulting in a one-time reduction in equity compensation.

Reconciliation of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included the following non-GAAP financial measures in this press release or in the webcast to discuss the Company's financial results for the fourth quarter and fiscal year which may be accessed via the Company's website at http://www.bjsrestaurants.com: (i) non-GAAP net income and (ii) non-GAAP basic and diluted net income per share. Each of these non-GAAP financial measures is adjusted from results based on GAAP to exclude certain expenses and gains. As a general matter, the Company uses these non-GAAP measures in addition to and in conjunction with results presented in accordance with GAAP. Among other things, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business. In addition, the Company believes that such non-GAAP financial information is provided by its competitors and such information is used by analysts and others in the investment community to analyze the Company's results and in formulating estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company's results have underperformed or exceeded expectations.

These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

For fiscal 2009, non-GAAP net income and non-GAAP basic and diluted net income per share exclude the effects of the settlement of ARS investments and the related legal and related expenses. For fiscal 2008, non-GAAP net income and non-GAAP basic and diluted net income per share exclude the effects of (i) natural disaster and related expense and (ii) legal settlements and related expenses arising from the prior termination of certain executive officers. In addition, for fiscal 2008, non-GAAP net income and non-GAAP diluted net income per share reflect an adjustment of income tax expense associated with exclusion of the foregoing expense items and an estimated effective tax rate that the Company would have incurred if they excluded these charges. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above listed items. The Company believes that presentation of measures of net income and diluted net income per share that exclude these items assists management and investors in evaluating the period over period performance of the Company's ongoing core business operations because the expenses are either non-cash or non-routine in nature. Furthermore, the Company believes that presentation of a measure of non-GAAP net income and net income per share that excludes such charges is useful to management and investors in evaluating the performance of the Company's ongoing operations on a period-to-period basis and relative to the Company's competitors.

Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	December 29, 2009		December 30, 2008		December 29, 2009		December 30, 2008

Net income, as reported	$1,721	1.6%	$2,255	2.3%	$13,038	3.1%	$10,308	2.9%
Loss on investment settlement	1,709	1.5	–	–	1,709	0.4	–	–
Legal and related ARS settlement (1)	473	0.4	–	–	588	0.1	–	–
Natural disaster and related	–	–	–	–	–	–	446	0.1
Legal settlements and terminations	–	–	2,086	2.1	–	–	2,086	0.6
Tax effect - loss on investment settlement	(481)	(0.4)	–	–	(510)	(0.1)	–	–
Tax effect - legal and related ARS settlement	(133)	(0.1)	–	–	(176)	–	–	–
Tax effect - natural disaster and related (2)	–	–	–	–	–	–	(110)	–
Tax effect - legal settlements and terminations (2)	–	–	(513)	(0.5)	–	–	(513)	(0.1)
Income tax adjustment (3)	–	–	(845)	(0.9)	–	–	(469)	(0.1)
Non-GAAP net income	$3,289	3.0%	$2,983	3.0%	$14,649	3.5%	$11,748	3.4%

Basic net income per share:	$0.06		$0.08		$0.49		$0.39
Loss on investment settlement	0.06		–		0.06		–
Legal and related ARS settlement (1)	0.02		–		0.02		–
Natural disaster and related	–		–		–		0.02
Legal settlements and terminations	–		0.08		–		0.08
Tax effect - loss on investment settlement	(0.02)		–		(0.02)		–
Tax effect - legal and related ARS settlement	–		–		(0.01)		–
Tax effect - natural disaster and related (2)	–		–		–		–
Tax effect - legal settlements and terminations (2)	–		(0.02)		–		(0.02)
Income tax adjustment (3)	–		(0.03)		–		(0.02)
Non-GAAP basic net income per share	$0.12		$0.11		$0.54		$0.45

Diluted net income per share:	$0.06		$0.08		$0.48		$0.39
Loss on investment settlement	0.06		–		0.06		–
Legal and related ARS settlement (1)	0.02		–		0.02		–
Natural disaster and related	–		–		–		0.02
Legal settlements and terminations	–		0.08		–		0.08
Tax effect - loss on investment settlement	(0.02)		–		(0.02)		–
Tax effect - legal and related ARS settlement	–		–		(0.01)		–
Tax effect - natural disaster and related (2)	–		–		–		–
Tax effect - legal settlements and terminations (2)	–		(0.02)		–		(0.02)
Income tax adjustment (3)	–		(0.03)		–		(0.02)
Non-GAAP diluted net income per share	$0.12		$0.11		$0.53		$0.45

(1)  Amounts included in the Company's general and administrative expenses for the thirteen and fifty-two weeks ended December 29, 2009.

(2)  The Company's tax rate for the thirteen and fifty-two weeks ended December 30, 2008, was impacted by the charges listed in the reconciliation schedule above. Excluding these charges the Company estimates that its effective annual tax rate would have been 24.6%. Accordingly, for this reconciliation of non-GAAP related financial matters the Company used the 24.6%
       effective tax rate for the thirteen and fifty-two weeks ended December 30, 2008, as if these charges did not occur.

(3)   Represents the incremental difference between the Company's recorded annual effective tax rate and its estimated effective annual tax rate of 24.6% as noted previously for the thirteen and fifty-two weeks ended December 30, 2008.

CONTACT:  BJ's Restaurants, Inc.
          Greg Levin
          (714) 500-2400